EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PALADIN HOLDINGS, INC.

The undersigned, acting as incorporator of the captioned corporation under the Florida Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I

CORPORATE NAME AND PRINCIPAL OFFICE

The name of this corporation is PALADIN HOLDINGS, INC. (the “Corporation”) and its principal office and mailing address is 2344 Woodridge Avenue, Kingsport, Tennessee 37664.

ARTICLE II

COMMENCEMENT OF CORPORATE EXISTENCE

The Corporation shall commence its existence upon the filing of these Articles of Incorporation with the Florida Secretary of State.

ARTICLE III

GENERAL NATURE OF BUSINESS

The Corporation may transact any lawful business for which corporations may be incorporated under Florida law.

ARTICLE IV

CAPITAL STOCK

The aggregate number of shares of stock authorized to be issued by this corporation shall be 300,000,000 shares of common stock, each with a par value of $.001. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the Corporation upon liquidation or dissolutions.

ARTICLE V

INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation shall be 200 S. Franklin Street, Tampa, Florida 33602, and the initial registered agent of the Corporation at such address is John N. Giordano.

ARTICLE VI

INCORPORATOR

The name and address of the Corporations, incorporator is:

Name	Address
Brenda K. Holland	220 S. Franklin Street Tampa, Florida 33602

ARTICLE VII

BY-LAWS

The power to adopt, alter, amend or repeal by-laws of this Corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the Corporation.

ARTICLE VII

INDEMNIFICATION

If the criteria set forth in §607.0850(1) or (2), Florida Statutes, as then in effect, have been met, then the Corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by , as then in effect, have been met, then the Corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by §607.0850, as then in effect, or by any successor law thereto.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 15th day of January, 2007.

/s/ Brenda K. Holland
Brenda K. Holland, Incorporator

CERTIFICATE DESIGNATING

REGISTERED AGENT

Pursuant to the provisions of §§48.091 and 607.0501, Florida Statutes, PALADIN HOLDINGS, INC. desiring to organize under the laws of the State of Florida, hereby designates John N. Giordano, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such state and designates 220 S. Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

PALADIN HOLDINGS, INC.

By:	/s/ Brenda K. Holland
Brenda K. Holland, Incorporator

ACKNOWLEDGEMENT

I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of §§48.091 and 607.0505, Florida Statutes.

/s/ John N. Giordano
John N. Giordano